EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cavco Industries, Inc. 2005 Stock Incentive Plan of our report dated June 10, 2015 with respect to the consolidated financial statements of Cavco Industries, Inc. included in its Annual Report on Form 10-K for the year ended March 28, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
January 22, 2016